Exhibit 10.12

                           L E A S E A G R E E M E N T

                                 BY AND BETWEEN:

                        MOUNTAIN BOULEVARD ASSOCIATES III

                                   "Landlord"

                                      -and-

                        PAULUS, SOKOLOWSKI & SARTOR, INC.

                                    "Tenant"


PREMISES:      67A Mountain Boulevard Extension
               Warren Township, New Jersey

DATE:    DECEMBER 29, 1986
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
                                             INDEX

ARTICLE                                     HEADINGS                                      PAGE
-------                                     --------                                      ----
I        Lease of Property - Term of Lease...................................................1

II       Rent................................................................................1

III      Payment of Taxes, Assessments, Utility Charges, Etc.................................5

IV       Use, Maintenance, Alterations, Repairs, Etc.........................................7

V        Non-Liability of Landlord; Indemnification of Landlord.............................13

VI       Insurance..........................................................................15

VII      Damage or Destruction..............................................................20

VIII     Condemnation, Taking by Eminent Domain.............................................22

IX       Assignment, Subletting.............................................................25

X        Default Provisions.................................................................25

XI       Late Payment.......................................................................30

XII      Landlord's Right to Perform; Cumulative Remedies; Waivers;

         Attorney's Fees; Default by Landlord...............................................31

XIII     Quiet Enjoyment; Transfer of Landlord's Interest...................................33

XIV      Landlord's Right to Enter Premises.................................................34

XV       Surrender By Tenant At End of Term.................................................35

XVI      Security Deposit...................................................................37

XVII     Subordination......................................................................38

XVIII    Certificates.......................................................................40

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XIX      Waiver of Landlord's Liability.....................................................41

XX       Broker.............................................................................41

XXI      Waiver of Distraint................................................................42

XXII     Covenant of Further Assurances.....................................................42

XXIII    Rules and Regulations..............................................................43

XXIV     Memorandum of Lease................................................................43

XXV      Notices............................................................................43

XXVI     Force Majeure......................................................................44

XXVII    Covenants and Conditions...........................................................44

XXVIII   Waiver of Trial by Jury............................................................44

XXIX     Entire Agreement...................................................................45

XXX      Article Headings...................................................................45

XXXI     Covenants Binding..................................................................45

XXXII    Situs..............................................................................45
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        This is a Lease, dated the 29th day December, 1986 between MOUNTAIN
BOULEVARD ASSOCIATES III (the "Landlord") having its principal office at 67A
Mountain Boulevard Extension, Warren, New Jersey 07060, and PAULUS, SOKOLOWSKI &
SARTOR, INC. (the "Tenant") having its principal office at 67A Mountain
Boulevard Extension, Warren, New Jersey 07060.

                              W I T N E S S E T H:

                                    ARTICLE I

                        LEASE OF PROPERTY - TERM OF LEASE

        SECTION 1.01. Landlord, for and in consideration of the rents to be paid and of the covenants and agreements hereinafter contained to be kept and performed by the Tenant, hereby leases to the Tenant, and the Tenant hereby hires from the Landlord all that certain parcel of land, known and designated as 67A Mountain Boulevard Extension, in the Township of Warren, County of Warren,
State of New Jersey (the "Premises") and more particularly described in Exhibit
A hereto, and all buildings and improvements thereon.

        SECTION 1.02. The term of this Lease shall be for a period of thirty
(30) years beginning August 1, 1987, and ending July 31, 2017.

                                   ARTICLE II

                                      RENT

        SECTION 2.01. The Tenant covenants and agrees to pay to the Landlord during the initial term of this Lease, without notice or demand, and without abatement, set-off or deduction of any kind, the annual rental (herein sometimes referred to a the "fixed rental") payable in advance in equal
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monthly installments of one-twelfth of the annual rental on the first day of each calendar month during said period shall be as follows:

        YEAR                    ANNUAL RENT                   MONTHLY RENT
        ----                    -----------                   ------------
8/1/97 to 7/31/88               $576,000.00                    $48,000.00
8/1/88 to 7/31/89               $604,800.00                    $50,400.00
8/1/89 to 7/31/96               $635,040.00                    $52,920.00
8/1/90 to 7/31/91               $666,792.00                    $55,566.00
8/1/91 to 7/31/92               $700,131.60                    $58,344.30

        During the years August 1, 1992 through July 31, 2017, the remaining term of this Lease, Tenant shall pay the annual fixed rent, which annual fixed rent shall increase each year an amount equal to the greater of (x) five (5%) percent per year or (y) the increase in the consumer price index as determined in the following manner:

               (a) As promptly as practicable after the end of each lease year after 1992 during the time when this Lease shall be in effect, the Landlord shall compute by the method hereinafter set forth the percentage increase, if any, in the cost of living for such period based upon the "Consumers Price
Index--Urban Wage Earners and Clerical Workers (revised) (1967=100)"
(hereinafter called the "Index") published by the Bureau of Labor Statistics of the United States Department of Labor.

               (b) The Index number indicated in the column for the New
York-Northeast New Jersey Metropolitan area, entitled "All Items," for the month of August, 1991 shall be the "base Index number" and the corresponding Index for the month of January for each year during the term, shall be the "current Index number" for the rent for said year.

               (c) The current Index number as determined hereinabove shall be divided by the base Index number and the resulting quotient shall be deemed to be the "Factor".

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               (d) The Factor multiplied by the annual fixed rental of SEVEN
THOUSAND ONE HUNDRED THIRTY-ONE AND SIXTY HUNDREDTHS ($700,131.60) DOLLARS shall be the annual fixed rental for each such year during the term of this Lease.

               (e) The Landlord shall within a reasonable time after obtaining the appropriate data necessary for computing such increase in the fixed rental, give the Tenant notice of any increase so determined.

               (f) The fixed rental, as so determined, shall be due and payable to the Landlord in twelve (12) equal monthly installments, in advance, without notice or demand, and without abatement, set-off or deduction of any kind, on the first day of each calendar month, commencing with the first day of the first month of the additional term. Any additional rent due for any months prior to notification of such increase by the Landlord to the Tenant shall be paid on the first day for the payment of rent after the mailing of a statement by the Landlord to the Tenant showing the computation thereof as above provided and upon default in payment thereof, Landlord shall have the same rights and remedies for the collection thereof as for unpaid rent.

               (g) In the event that the United States Government shall cease to publish the Consumers Price Index at any time during the period from 1991 through the end of the term of this Lease, then the increase in cost of living for the purposes of this Lease shall be determined by reference to the publication of the United States Government which replaces the Consumers Price
Index as a measure of cost of living. If no such replacement publication is created and maintained by the United States Government, then the parties shall mutually agree upon a substitute method to determine the fixed rental and, upon the failure to reach such agreement, the Landlord may terminate this Lease on sixty (60) days prior written notice.

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        SECTION 2.02. This is a "net lease"; and the rent reserved hereunder shall be paid to the Landlord without any claim on the part of the Tenant for diminution or abatement; and the fact that the Tenant's use and occupancy of the
Premises shall be disturbed or prevented from any cause whatsoever except
Landlord's acts, shall not in any way suspend, abate or reduce the rental to be paid hereunder, except as otherwise specifically provided in this Lease. It is the purpose and intent of Landlord and Tenant that the rent shall be absolutely net to Landlord, so that this Lease shall yield, net, to Landlord, the rent specified in Section 2.01 hereof in each month during the term of this Lease without any abatement, deduction, set-off or counterclaim, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the
Premises which may arise or become due during the term of this Lease (except interest, amortization or any other charges or obligations arising in connection with any mortgage placed on the Premises by Landlord, unless such charges or obligations arise as a result of default by Tenant hereunder) shall be paid by
Tenant.

        SECTION 2.03. Whenever under the terms of this Lease any sum of money is required to be paid by the Tenant in addition to the rental reserved, and said additional amount so to be paid is not designated as "additional rent", then said amount shall nevertheless, at the option of the Landlord, if not paid when due, be deemed "additional rent" and collectible as such with any installment of rental thereafter falling due hereunder. Nothing herein contained shall be deemed to suspend or delay the payment of any sum at the time the same becomes due and payable hereunder, or limit any other remedy of the Landlord.

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                                   ARTICLE III

              PAYMENT OF TAXES, ASSESSMENTS, UTILITY CHARGES, ETC.

        SECTION 3.01. The term "base tax year" shall mean the calendar year
1987. From the period between the commencement of this Lease through and including the calendar year ending December 31, 1992, the Tenant shall pay to the Landlord as additional rent, the amount by which (i) the annual real estate taxes which are levied or assessed against the Premises during said period exceed (ii) the real estate taxes levied or assessed against the Premises for the base tax year. Any amount due to the Landlord under the provisions of this
Section 3.01 shall be paid upon rendition of a bill therefor, and Landlord shall at the time of the rendition of such bill submit to Tenant the bill received from the taxing authorities or a photostat thereof. Tenant shall also pay and discharge, as additional rent, all assessments against the Premises during said period.

        SECTION 3.02. The Tenant, as additional rent, shall pay and discharge all charges for water meter costs (including any expense incident to the installing, repairing or replacing of any water system), gas, electricity or other public utility service or services furnished to the Premises during the term hereof, and all fees and charges of the state, county or city government or of any municipal, governmental or lawful authority, whatsoever, for the construction, maintenance, or use during the term hereof of any vault, passageway or space, in or over or under any street or sidewalk adjacent to the Premises, or for the construction, maintenance, use of occupancy during the term hereof, of any part of any building on the Premises.

        SECTION 3.03. The Tenant shall also pay and discharge, as additional rent, all taxes and assessments which shall or may during the term of this Lease be charged, laid, levied, assessed or

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imposed upon, or become a lien upon the personal property of the Landlord or
Tenant in the operation of the Premises or in connection with the Tenant's business conducted on the Premises.

        SECTION 3.04. The Tenant shall be deemed to have complied with the foregoing covenants of this Article if payment of any such taxes, assessments or other governmental impositions, duties and charges is made by the Tenant within the period within which payment is permitted without penalty or interest.

        SECTION 3.05. The Tenant may contest, in good faith, by appropriate proceedings, at the Tenant's expense, any such taxes, assessments, water meter charges or similar items, provided that the Tenant shall deposit with the Landlord a sum which shall be equal to the amount of the item so contested and also, from time to time, on demand of the Landlord, such additional sums as may be reasonably required to cover interest or penalties accrued or to accrue on any such item or items. The Landlord, upon reasonable notice to the Tenant, may pay such contested item or items out of any sum deposited in case of undue delay in the prosecution of such proceedings; or, if the protection of the property or of the Landlord's interest therein shall, in the reasonable judgment of the Landlord, require such payment; or at its option, where such procedure is provided for by law, the Tenant may pay such items under protest or make proper deposit in court. When any such contested items shall have been paid or cancelled, any sums so deposited to cover them, and not applied by the Landlord as aforesaid, shall be repaid to the Tenant.

        SECTION 3.06. If at any time during the term of this Lease the method or scope of taxation prevailing at the commencement of the Lease term shall be altered, modified or enlarged so as to cause the method of taxation to be changed, in whole or in part, so that in substitution for the real estate taxes now assessed there may be, in whole or in part, a capital levy or other imposition based

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on the value of the Premises, or the rents received therefrom, or some other form of assessment based in whole or in part on some other valuation of the Landlord's real property comprising the Premises, then and in such event, such substituted tax or imposition shall be payable and discharged by the Tenant.

        SECTION 3.07. Anything herein contained to the contrary notwithstanding, in the event during the term of the Lease the Landlord's then mortgagee shall require, as a condition of said mortgage, that there be monthly tax payments deposited with mortgagee in order that mortgagee may pay annual tax obligations in accordance with the law, then and in that event, Tenant agrees that it will, upon written notice by the Landlord to Tenant, pay to the Landlord together with the monthly rent, one-twelfth (1/12th) of the annual taxes as may be required by such mortgagee.

                                   ARTICLE IV

                  USE, MAINTENANCE, ALTERATIONS, REPAIRS, ETC.

        SECTION 4.01. The Tenant has leased the Premises after a full and complete examination thereof, as well as the title thereto and its present uses and nonuses. The Tenant accepts the same "as is" and without any representation or warranty, express or implied in fact or by law, by the Landlord and without recourse to the Landlord, as to the title thereto, the nature, condition or usability thereof or the use or uses to which the Premises or any part thereof may be put.

        SECTION 4.02. Throughout the term of this Lease the Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in or to the Premises, the Tenant hereby assuming the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the entire Premises; provided, however, that the Landlord shall be responsible for any structural repairs to the building. Said structural repairs shall

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include (a) roof maintenance and repair and (b) replacement but not the maintenance and repair of the HVAC System.

        SECTION 4.03. The Premises shall be used as an office; which use by Tenant, however, is and shall continue to be expressly subject to all appropriate zoning ordinances and rules and regulations of any governmental instrumentality, board or bureau having jurisdiction thereof. Tenant shall not keep or use or permit to be kept or used any inflamable fluids, red labels or explosives at the Premises, nor keep or use or permit or suffer to be kept or used at the Premises any hazardous substances, as said term is defined under the New Jersey Environmental Cleanup Responsibility Act ("ECRA"), N.J.S.A. 13:1K ET
SEQ. as may be amended from time to time, or any successor statute, or any rules or regulations now or hereafter issued thereunder.

        SECTION 4.04. The Tenant shall not use or occupy or permit the Premises to be used or occupied, nor do or permit anything to be done in or on the Premises, in whole or in part, in a manner which would violate any certificate of occupancy affecting the Premises or make void or voidable any insurance then in force with respect thereto, or which may make it impossible to obtain fire or other insurance thereof required to be furnished by the Tenant hereunder, or as will cause or be apt to cause structural injury to the improvements on the Premises or any part thereof, or as will constitute a public or private nuisance and shall not use or occupy or permit the Premises to be used or occupied, in whole or in part, in a manner which may violate any present or future, ordinary or extraordinary, foreseen or unforeseen laws, regulations, ordinances or requirements of the federal, state or municipal governments, or of any departments, subdivisions, bureaus or offices thereof, or any other governmental, public or quasi-public authorities now existing or hereafter created, having jurisdiction over and applicable to the structure, use, contents and occupancy of, the Premises and

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shall promptly comply with any such laws, regulations, ordinances and requirements, including but not limited to the making of any structural repairs or the removal or cleanup of hazardous or toxic materials that may be required to comply with such laws, regulations, ordinances and requirements. Upon request of the Landlord, Tenant shall at its cost and expense, timely and promptly complete all applications and forms in connection with ECRA, or any successor or similar statute, and cause all tests and inspections to be made by appropriate testing firms (acceptable to Landlord and all governmental authorities) in connection therewith, and promptly perform or cause to be performed, any cleanup plans. The Tenant will indemnify and save harmless the Landlord against any recovery or loss to which the Landlord may be subject or which the Landlord may sustain, including reasonable attorney's fees and expenses incurred by the Landlord arising from any breach of this covenant or by reason of any action or proceedings which may be brought against the Landlord or against the Premises, or any part thereof, by virtue of any such laws, regulations, ordinances or requirements. In addition, Tenant shall effect the correction, prevention and abatement of nuisances, violations or other grievances in, upon or connected with the Premises and shall also promptly comply with all rules, orders and regulations of the Board of Fire Underwriters. The Tenant will remedy any violations of the covenants contained in this Section 4.04 and will pay the cost of the same.

        SECTION 4.05. Tenant expressly covenants and agrees to indemnify, defend, and save Landlord harmless from and against any claim, damage, liability, cost, fees, expenses of cleanup plans, penalty, or fine that Landlord may suffer or incur as a result of air, noise, ground or water pollution including, without limitation, any hazardous waste, hazardous substances, sewage discharges and sewage sludge (collectively, "pollution") relating to, or caused by any use of, the

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Premises. Tenant covenants and agrees to notify Landlord immediately of any claim or notice served upon it containing any allegation that there may be pollution on, or caused by any use of, the Premises. Tenant, in any event, at its sole cost and expense, will take immediate steps to halt, remedy or cure any pollution, or comply with and perform any cleanup plan, related to the Premises.
Tenant's obligations pursuant to this Section 4.05 shall survive the termination of this Lease.

        SECTION 4.06. Tenant shall, on an "as needed" basis, and at its sole cost and expense, keep and maintain the interior of the Premises in a good and complete state of repair and condition, except for ordinary wear and tear resulting from use and occupancy. Landlord shall, at its sole cost and expense, make all exterior repairs and replacements, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, including but not limited to the roof, loading dock, exterior windows and doors, the air conditioning and heating plan plumbing, pipes and fixtures belonging thereto; and shall replace all mechanical systems and working parts used in connection with the air conditioning, electrical, heating and plumbing plants, fixtures and systems, including ballasts and fluorescent fixtures; and shall keep the water and sewer pipes and connections free from ice and other obstructions and shall generally maintain, repair and replace the gutters, leaders, flashings, metal gravel stops and roof drains, stanchions and fences, if any, and the sidewalks and paved areas, necessary to preserve and maintain the Premises and appurtenances belonging thereto and shall generally maintain and repair the exterior of the Premises. Tenant covenants and agrees that it shall not cause or permit any waste (other than reasonable wear and tear), damage or disfigurement to the Premises, or any overloading of the floors of the buildings constituting part of the Premises. All repairs and replacements shall (a) be performed in a good and workmanlike manner, (b) be at least substantially equal in quality and usefulness to the original work, (c) be of first-class modern

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character, and (d) not diminish the overall value of the Premises. All repairs and replacements and other property attached to or used in connection with the Premises by or on behalf of Tenant shall be and become the property of Landlord without payment therefor immediately upon completion or installation thereof except as otherwise herein expressly provided. Notwithstanding the above, no work shall be performed involving repairs and replacements having an aggregate cost in excess of TEN THOUSAND ($10,000) DOLLARS without the express prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole discretion.

        SECTION 4.07. The Tenant, at its cost and expense, shall (a) maintain, repair and replace the lawns, shrubbery, driveways and parking areas within the Premises (b) keep the parking area and driveways, sidewalks and steps of the Premises free and clear of ice and snow and all defects, obstructions and encumbrances and (c) keep the exterior of the Premises free and clear of paper and other debris so as to keep same in a neat, good and orderly condition.

        SECTION 4.08. Tenant covenants and agrees that it will not make any improvements, changes, installations, renovations, additions or alterations in and about the Premises without the prior written consent of Landlord, which consent may be granted or withheld in the sole discretion of Landlord. Any consent which Landlord may give shall be conditioned upon Tenant furnishing to Landlord detailed plans and specifications with respect to any such changes, to be approved by Landlord in writing. All such alterations, additions or improvements shall be only in conformity with applicable governmental and insurance company requirements and regulations applicable to the Premises. In the event Tenant installs or makes any improvements, additions, installations, renovations, changes or alterations in the Premises, with the approval of Landlord, then and in such event, either (a) all of such improvements, changes, additions, installations, renovations or alterations (except trade

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fixtures) shall be and remain in the Premises and be surrendered upon the expiration of the term hereof, or (b) at the option of Landlord, exercised by thirty (30) days advance notice to Tenant, either before or after the termination date of this Lease or Tenant's removal from or abandonment of the Premises, whichever is applicable, Tenant shall remove forthwith such improvements, additions, installations, renovations, changes or alterations and restore the Premises to the condition thereof as at the commencement date of this Lease and be responsible for the repair of any damage or disfigurement which may occur to any walls, ceilings, floor or any other part of the Premises by reason of the installation or removal of the same.

        SECTION 4.09. Tenant shall not, without the consent of Landlord, erect and maintain any signs advertising its business which signs are to be displayed in the interior of the building on the Premises or on the exterior thereof. The
Landlord shall have the absolute right to deny his consent to any sign based upon the size, color, shape or location of said sign. All signs must comply with all laws, ordinances and regulations of any governmental authority having jurisdiction. The erection of such signs shall riot cause any structural damage to the Premises, nor shall the Tenant erect any roof signs. Upon the termination of this Lease, Tenant shall remove such sign or signs and shall repair any damage to the Premises caused by the erection or removal thereof.

        SECTION 4.10. Tenant agrees that it shall not encumber, or suffer or permit to be encumbered, the Premises or the fee thereof by any lien, charge or encumbrance.

        SECTION 4.11. In the event that any mechanic's lien is filed against the Premises as a result of alterations, additions or improvements made by the Tenant, then the Landlord, at its option, after ten (10) days' notice to the Tenant, may terminate this Lease and may pay the said lien, without inquiring into the validity thereof, and the Tenant shall forthwith reimburse the Landlord for the total

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expenses, including but not limited to attorney's fees, incurred by the Landlord in discharging the same, unless within said ten (10) day period Tenant shall either cause said lien to be discharged or shall appropriately bond said lien in a manner satisfactory to Landlord.

        SECTION 4.12. The Landlord reserves the right, easement and privilege to enter on the Premises in order to install, at its own cost and expense, any storm drains and sewers and/or utility lines in connection therewith as may be required by the Landlord. It is understood and agreed that if such work as may be required by Landlord requires an installation which may displace any paving, lawn, seeded area or shrubs, the Landlord, shall, at its own cost and expense, restore said paving, lawn, seeded area or shrubs. The Landlord covenants that the foregoing work shall not unreasonably interfere with the normal operation of Tenant's business, and the Landlord shall exercise his best efforts to minimize any inconvenience to the Tenant in connection with such installations.

                                    ARTICLE V

             NON-LIABILITY OF LANDLORD; INDEMNIFICATION OF LANDLORD

        SECTION 5.01. The Landlord shall not be responsible or liable for any damage or injury to any property, fixtures, merchandise or decorations of Tenant or any other person, or to any person or persons at any time on the Premises as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, gas, sewer, waste or spoil pipes, roof drains, leaders, gutters, valleys, downspouts or the like, or the electrical, ventilation, air conditioning, gas, power, conveyor, refrigeration, sprinkler, heating or other systems, elevators or hoisting equipment, if any, in the Premises; or by reason of the elements; or resulting from acts, conduct or omissions on the part of Tenant or of Tenant's agents, employees, guests, licensees, invitees, assignees or successors, or on the part of any other person or party; nor shall the Landlord be in any way responsible or liable

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in case of any accident or injury including death to any of the Tenant's servants, employees, agents, or to any person or persons in or about the Premises or the streets, sidewalks or vaults adjacent thereto; and the Tenant agrees that it will not hold the Landlord in any way responsible or liable therefor.

        SECTION 5.02. (a) In addition to Tenant's obligation to provide insurance pursuant to Article VI hereof, the Tenant covenants and agrees that it will indemnify, defend and save harmless the Landlord from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys' fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurring during the term of this Lease:

                        (i) Any matter, cause or thing arising out of use,
                occupancy, control or management of the Premises and any part thereof;

                        (ii) Any negligence on the part of the Tenant or any of
                its agents, contractors, servants, employees, licensees or invitees;

                        (iii) Any accident, injury, damage to any person or
                property occurring in or about the Premises;

                        (iv) Any failure on the part of Tenant to perform or
                comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with.

                (b) Landlord shall promptly notify Tenant of any such claim asserted against it for which Landlord is entitled to indemnification pursuant to this Section 5.02 and shall promptly send to Tenant copies of all papers or legal process served upon it in connection with any action or

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        proceeding brought against Landlord by reason of any such claim. The
        Landlord reserves the right, at its cost and expense, to join in the defense of any such action or claim with co-counsel of its choosing, which co-counsel shall cooperate with Tenant's counsel in the defense of any such action.

        SECTION 5.03. The liability of the Tenant to indemnify the Landlord as set forth in Section 5.02 shall not extend to any matter against which the Landlord shall be protected by insurance, provided, however, that if any such liability shall exceed the amount of the effective and collectible insurance in question, the said liability of Tenant shall apply to such excess.

                                   ARTICLE VI

                                    INSURANCE

        SECTION 6.01. During the term of this Lease, the Tenant, at its sole cost and expense, and for the mutual benefit of the Landlord and the Tenant, shall carry and maintain the following types of insurance in the amounts specified:

                (a) Fire and extended coverage insurance covering the Premises against loss or damage by fire and against loss or damage by vandalism and malicious mischief and by other risks now or hereafter embraced by the standard "All Risk" extended coverage endorsement used in New
        Jersey, in amounts at all times sufficient to prevent the Landlord or the Tenant from becoming a co-insurer under the terms of the applicable policies and not less than the full replacement value of the insurable improvements to the Premises. The term "full replacement value" shall mean actual replacement value (exclusive of cost of excavation, foundations and footings). Such "full replacement value" shall be determined from time to time at the request of Landlord, by one of the insurers or, at the option of Tenant, by an appraiser, engineer, architect or contractor approved in writing by Landlord (which approval shall not be unreasonably withheld) and paid by Tenant. No

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        omission on the part of Landlord to request any such determination shall relieve Tenant of any of its obligations under this Article.

                (b) Fire and extended coverage insurance insuring all improvements, additions, fixtures and contents installed or owned by Tenant in, on or at the Premises, against loss or damage by fire and against loss or damage by vandalism and malicious mischief and by other risks now or hereafter embraced by the standard "All Risk" extended coverage endorsement used in the State of New Jersey, in amounts equal to the full replacement value of such improvements, alterations, additions, fixtures and contents. Said insurance shall be deemed to cover Tenant's property and not Landlord's.

                (c) Comprehensive general public liability insurance, insuring the Landlord and the Tenant against liability for injury and death to persons, or property damage, including water damage and legal liability, occurring in or about the Premises or arising out of the ownership, maintenance, use or occupancy thereof including, without limitation, damage to natural resources or other properties caused by releases of hazardous substances or any other form of pollution. The liability under such insurance shall not be less than TWO MILLION ($2,000,000) DOLLARS combined single limit in respect of personal injury or death to any person or persons and/or property damage. Such liability policy shall include a Broad Form Comprehensive General Liability endorsement.

                (d) Plate glass insurance.

                (e) Flood insurance if required by Landlord's mortgagee.

                (f) Boiler and pressure vessel insurance including pressure pipes.

                                       16

                (g) Rental income insurance covering the fixed annual rent, and real estate taxes and insurance costs for a period of one year.

                (h) If a sprinkler system shall be located in

                (i) Such other insurance on the Premises and in such amounts as may from time to time be reasonably required by Landlord against other insurable hazards which at the time are commonly insured against in the case of premises similarly situated.

        SECTION 6.02. (a) All insurance provided for in Section 6.01 hereof, if readily obtainable, shall be effected under standard form policies issued by insurers of recognized responsibility, authorized to do business in the State of New Jersey which are well rated by national rating organizations and have been approved in writing by Landlord, such approval not to be unreasonably withheld.

                (b) All policies of insurance (except liability insurance, fire and casualty insurance on Tenant's Property and rental income insurance) shall provide by endorsement that any loss shall be adjusted with Landlord, Tenant and any mortgagee of the Premises and payable to the Landlord or Tenant or any mortgagee as their respective interests may appear. The rental income insurance policy shall be payable to the Landlord and the fire and casualty insurance on Tenant's Property shall be payable to Tenant and Tenant's lender, if any.

                (c) Each policy of insurance required to be obtained by Tenant as herein provided and each certificate therefor issued by the insurer shall contain an agreement by the insurer that such policy shall not be cancelled or modified without at least thirty (30) days prior written notice to Landlord and to any mortgagee to whom a loss thereunder may be payable.

        SECTION 6.03. By the fifteenth (15th) day of January during each calendar year of the initial term and any additional term of this Lease, the Tenant shall deliver to the Landlord evidence of the above-mentioned insurance coverage satisfactory to counsel for the Landlord. Upon the Tenant's failure to comply in full with this Article VI, the Landlord shall have the immediate right to obtain the aforesaid insurance coverage, to pay the premiums therefor and to add the said premiums together with interest at the rate of eighteen (18%) percent per annum or the highest lawful rate, whichever is less, to the monthly installment of rent next due, which amount shall be paid by the Tenant to Landlord as additional rent, in addition to said monthly installment.

        SECTION 6.04. Tenant shall not take out separate insurance (other than personal liability insurance) concurrent in form or contributing in the event of loss with that required in this Article to be furnished by, or which may reasonably be required to be furnished by Tenant unless Landlord is included therein as an insured, with loss payable as in this Lease provided. Tenant shall immediately notify Landlord of the taking out of any such separate insurance and shall deliver the policy or policies as provided in Section 6.03 hereof.

        SECTION 6.05. The parties hereto mutually covenant and agree that each party, in connection with insurance policies required to be furnished in accordance with the terms and conditions of this Lease, or in connection with insurance policies which they obtain insuring such insurable interest as Landlord or Tenant may have in its own properties, whether personal or real, shall expressly waive any right of subrogation on the part of the insurer against the Landlord or Tenant as the same may be applicable, and Landlord and Tenant each mutually waive all right of recovery against each other, their officers, directors, agents or employees for any loss, damage or injury of any nature whatsoever to property or person for which either party is required by this Lease to carry insurance, even if the loss, damage or injury shall have been caused by the fault or negligence of the other party or anyone for whom such party may be responsible.

        SECTION 6.06. If for any reason it shall be impossible to obtain fire and other hazard insurance on the Premises in an amount and in the form and with insurance companies acceptable to the Landlord, the Landlord may, if the Landlord so elects at any time thereafter, either (a) terminate this Lease and the term hereof, upon giving to the Tenant fifteen (15) days notice of the Landlord's intention so to do, and upon the giving of such notice, this Lease and the term hereof shall terminate or (b) obtain such insurance and the Tenant shall pay the premium for such insurance upon demand. as additional rent. Such payment shall be paid with the next installment of rent but in no event later than one (1) month after such demand, whichever occurs sooner. If by reason of the use to which the Premises are put by the Tenant or the character of or the manner in which the Tenant's business is carried on, the insurance rates for fire and other hazards shall be increased, the Tenant shall upon demand, pay to the Landlord, as additional rent, the amounts by which the premiums for such insurance are increased. Such payment shall be paid with the next installment of rent but in no event later than one (1) month after such demand, whichever occurs sooner.

        SECTION 6.07. Anything hereinabove contained to the contrary notwithstanding, in the event, during the term of the Lease, the Landlord's then mortgagee shall require, as a condition of said mortgage, that there be a monthly escrow for insurance renewal purposes, Tenant agrees that it will, upon written notice by Landlord to Tenant, pay to the Landlord, together with the monthly rent, one-twelfth (1/12) of the applicable insurance premiums required to be furnished by Tenant as herein provided in this Article VI, said sum to be paid together with the monthly rent required to be paid in accordance with
Article II of this Lease.

                                   ARTICLE VII

                              DAMAGE OR DESTRUCTION

        SECTION 7.01. If any time during any term of this Lease the Premises shall be totally or substantially destroyed or damaged by fire or other casualty (including any casualty for which insurance coverage was not obtained) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, then the Landlord shall have the option to terminate this Lease. Said option shall be exercised by the Landlord on or before sixty (60) days after the occurrence of any such damage or destruction by written notice given to Tenant. In the event Landlord shall exercise such option the rentals due hereunder shall be apportioned as of the date of such destruction and any balance of the prepaid rentals shall be immediately repaid to Tenant. All proceeds of insurance collected by Landlord or Tenant on account of the destruction of the Premises (but not as a result of destruction of furniture, moveable trade fixtures, machinery and equipment owned by Tenant) shall be the property of the Landlord and shall be promptly paid over to the Landlord upon receipt of same by the Tenant from the insurance company.

        SECTION 7.02. In the event that either (x) the Premises shall be totally or substantially destroyed and the Landlord shall not exercise its option as set forth in Section 7.01 or (y) the Premises be only partially destroyed, then and in either such event, the Tenant shall promptly replace, repair and rebuild the damaged or destroyed Premises, at least to the extent of the value of the building and as nearly as practicable to the character of the building or improvements existing immediately prior to such occurrence. Such rebuilding shall be made in accordance with plans and specifications therefor which shall be submitted to the Landlord for its approval. No such work shall commence unless the Landlord gives its prior written approval to such plans and specifications.

        SECTION 7.03. (a) In the event that the Tenant shall rebuild in accordance with Section 7.02 all insurance money collected by the Landlord on account of such destruction or damages on any policy of insurance, less the cost, if any, incurred in connection with the adjustment of the loss and the collection thereof and any amounts applied toward the payment of any mortgage on the Premises (herein sometimes referred to as the insurance proceeds"), shall be applied to the payment of the cost of the rebuilding to the extent such insurance proceeds shall be sufficient for the purpose, and shall be paid out to or for the account of the Tenant from time to time as such work progresses. All sums so paid to the Tenant and any other insurance proceeds received or collected by or for the account of the Tenant (other than by way of reimbursement to the Tenant for sums theretofore paid by the Tenant) shall be held by the Tenant in trust for the purpose of paying the cost of such reconstruction.

               (b) Upon receipt of the Landlord of evidence reasonably satisfactory to it that the reconstruction has been completed and paid for in full and that there are no liens on the Premises as a result thereof, the Landlord shall pay to the Tenant any remaining balance of said insurance proceeds. If the insurance proceeds received by the Landlord shall be insufficient to pay the entire cost of the reconstruction, the Tenant shall supply the amount of any such deficiency and shall first apply the same to the payment of the cost of the reconstruction before requiring the Landlord to disburse insurance proceeds held by the Landlord.

               (c) Under no circumstances shall the Landlord be obligated to make any payment, disbursement or contribution towards the cost of the work except to the extent of the insurance proceeds actually received by the Landlord.

        SECTION 7.04. The Tenant shall not be entitled to any abatement, allowance, reduction or suspension of rent during the course of construction except to the extent covered by rental insurance in favor of the Landlord; PROVIDED, HOWEVER, that in the event that the insurance company issuing the policy with respect to rent insurance as provided herein shall be delayed in forwarding the amount due thereunder following the occurrence of the fire or other casualty, so that the Landlord does not receive said proceeds in time to make any payment(s) to the holder(s) of any mortgages(s) on the Premises, the Tenant shall advance to the Landlord such amount(s) as are required to make all payments in a timely manner to any such mortgagee(s), in which event the Tenant shall be deemed automatically to have been appointed attorney-in-fact by the Landlord (and upon request by the Tenant, the Landlord shall execute such documents appointing the Tenant attorney-in-fact) for purposes of endorsing any check for insurance proceeds, so that the Tenant may reimburse itself for such advance(s).

                                  ARTICLE VIII

                     CONDEMNATION, TAKING BY EMINENT DOMAIN

        SECTION 8.01. If the entire Premises shall be taken under the exercise of the power of eminent domain by any competent governmental authority, this Lease shall terminate as of the date of such taking; and, in that event, the rentals due hereunder shall be apportioned as of the date of such taking and any balance of the prepaid rentals not theretofore applied towards the payment of accrued installments of rent in accordance with the provisions hereof shall be immediately repaid to the Tenant.

        SECTION 8.02. If less than the entire Premises shall be taken under the exercise of the power of eminent domain, then the Landlord shall have the option to terminate this Lease by a written notice given to the Tenant on or before forty-five (45) days after such taking or the vacating of possession by the Tenant, whichever is later. If the Landlord shall exercise such option the rentals due hereunder shall be apportioned as of the date of the exercise of such option and any balance of the prepaid rentals not theretofore applied towards the payment of accrued installments in accordance with the provisions hereof shall be immediately repaid to Tenant.

        SECTION 8.03. If the Landlord shall not exercise the option set forth in
Section 8.02, the Tenant, if the Landlord so desires, shall make such repairs and restorations as may be necessary fully to restore the remaining portion of the Premise to a condition as good as that prior to the taking and there shall be no reduction in the rent to be paid hereunder. The Tenant shall have the right to use any award for such partial taking for reconstruction, and the Tenant shall be liable for the expenses of reconstruction in excess of such award.

        SECTION 8.04. Except as provided in the following sentence, in the event of any taking, whether total or partial, the Tenant shall have no claim in or to any award of damages for such taking except to the extent that the proceeds of any partial taking may be used by the Tenant for any reconstruction of the Premises and Tenant hereby expressly grants unto the Landlord the entire amount of said award or compensation, hereby expressly disclaiming all rights, title and interest therein and agrees that it shall have no claim for any damages or loss against Landlord by reason of such condemnation or taking. Without affecting Landlord's claim thereunder, Tenant shall have the right to make such independent claim as the law may allow for moving and relocation expenses and Tenant's improvements which are not owned by the Landlord pursuant to Section 4.08, provided that Tenant shall make no claim for damages resulting from loss of leasehold in connection with the foregoing.

        SECTION 8.05. If the temporary use of the whole or any part of the Premises shall be taken by any lawful power or authority by the exercise of the right of condemnation, eminent domain or otherwise, or by agreement between Tenant and those authorized to exercise such right, Tenant shall give prompt notice thereof to Landlord. In such event the term of this Lease shall not be reduced or affected in any way and Tenant shall continue to pay in full the fixed rent, additional rent and other charges herein reserved without reduction or abatement and Tenant shall be entitled to receive for itself any award or payment made for such use, provided, however, that in the event such period of temporary use shall extend beyond the termination date of this Lease, the award or payment shall be ratably apportioned between Landlord and Tenant.

        SECTION 8.06. The terms "condemnation", "taking" or similar terms as herein used shall mean the acquisition by a public or quasi-public authority having the right to take the same by condemnation or eminent domain or otherwise, regardless of whether such taking is the result of actual condemnation or of voluntary conveyance by Landlord.

        SECTION 8.07. Tenant agrees to execute and deliver any instruments as may be deemed necessary by Landlord to expedite any condemnation proceeding or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the Premises or any portion thereof.

        SECTION 8.08. In the event that notwithstanding the terms and conditions hereof Tenant shall nevertheless assert a claim or right to claim to any portion of any amount which may be awarded as damages or paid as the result of such condemnation proceedings or paid to Landlord as the purchase price for an option, sale or conveyance in lieu of formal condemnation proceedings, Tenant shall be liable to Landlord for all damages sustained and all expenses incurred by Landlord, including counsel fees and costs of legal proceedings, as a result of the assertion by Tenant of any such claim or claims.

                                   ARTICLE IX

                             ASSIGNMENT, SUBLETTING

        SECTION 9.01. The Tenant shall not assign, mortgage, pledge, encumber, or in any manner transfer this Lease, or any part thereof, or sublease any part of the Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld.

        SECTION 9.02. In the event Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting, or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord's reasonable attorney's fees incurred in connection therewith.

                                    ARTICLE X

                               DEFAULT PROVISIONS

        SECTION 10.01. This Lease and the term and estate hereby granted are subject to the limitation that:

               (a) whenever the Tenant shall default in the payment of any installment of rent or of any other sum payable by the Tenant to the Landlord, on any day upon which the same ought to be paid and if such default shall continue for ten (10) days; or

               (b) whenever the Tenant shall do, or permit anything to be done, whether by action or inaction, contrary to any covenant or agreement on the part of the Tenant herein contained or contrary to any of the covenants, agreements, terms or provisions of this Lease, or shall fail in the keeping or performance of any of the covenants, agreements, terms or provisions contained in this

Lease which on the part or behalf of the Tenant are to be kept or performed (other than those referred to in the foregoing subsection (a) of this Section), and the Tenant shall fail to commence to take steps to remedy the same within ten (10) days after the Landlord shall have given to the Tenant a written notice specifying the same, or having so commenced shall thereafter fail to proceed diligently to remedy the same; or

               (c) whenever an involuntary petition shall be filed against the Tenant under any bankruptcy or insolvency law or under the reorganization provision of any law of like import, or a receiver of the Tenant or of or for the property of the Tenant shall be appointed without the acquiescence of the Tenant, or whenever this Lease or the estate hereby granted or the unexpired balance of the term would, by operation of law or otherwise, except for this provision, devolve upon or pass to any person, firm or corporation other than the Tenant and such situation under this subsection (c) shall continue and shall remain undischarged or unstayed for an aggregate period of sixty (60) days (whether or not consecutive) or shall not be remedied by the Tenant within sixty
(60) days; or

               (d) whenever the Tenant shall make an assignment of the property of the Tenant for the benefit of creditors or shall file a voluntary petition for an arrangement or reorganization under the provisions of the United Stated Bankruptcy Act or under the provisions of any law of like import, whether State or Federal; or whenever the Tenant shall desert or abandon the Premises; or

               (e) whenever the Tenant shall record or attempt to record this Lease; then regardless of, and notwithstanding the fact that, the Landlord has or may have some remedy under this Lease or by virtue hereof, or in law or in equity, the Landlord may either (1) give Tenant notice of termination of this Lease, or (2) without terminating this Lease, give Tenant notice of Landlord's intention to re-enter and take possession of the Premises, with or without legal process. The giving of either of such notices to Tenant shall terminate Tenant's right to possession of the Premises under this Lease without prejudice, however, to the rights of Landlord to exercise all other available legal remedies and without discharging Tenant from any of its liabilities hereunder.

        SECTION 10.02. In the event that Landlord elects to terminate Tenant's right to possession of the Premises under Section 10.01 Landlord may re-enter and take possession of the Premises, with or without legal process, and Tenant hereby waives any claim for damages as a result thereof, and Tenant shall be obligated to pay to Landlord as damages upon demand, and Landlord shall be entitled to recover of and from Tenant, in addition to any remedy Landlord may have (a) all fixed rent and additional rent payable to the date of termination of Tenant's right to possession, plus (b) the cost to Landlord of all reasonable legal and other expenses and costs (including, without limitation attorney's fees, disbursements, court costs and fees for experts' reports including appraisals and testimony) incurred by Landlord in obtaining possession of the Premises, in enforcing any provision of this Lease, in preserving the Premises during any period of vacancy, in making such alterations and repairs as Landlord may reasonably deem necessary or advisable in operating and maintaining the Premises, and in reletting the Premises, including all reasonable brokerage commissions therefor, plus (c) either

                (1) in the event of Landlord's giving notice of its intention to re-enter and take possession without terminating this Lease, damages (payable in monthly installments, in advance, on the first day of each calendar month following the giving of such notice and continuing until the date originally fixed herein for the expiration of the then current term of this

Lease) in amounts equal to the fixed rent and additional rent herein reserved, less the net amount of fixed rent or additional rent, if any, which may be collected and received by Landlord from the Premises for and during the balance of the term hereof; Landlord may relet the Premises, or any part or parts thereof (but in no event shall Landlord be obligated to do so), for a term or terms which may at Landlord's option be less than or exceed the period constituting the balance of the term hereof, and Landlord may grant concessions or charge a rental in excess of that provided in this Lease (Tenant shall have no right to any excess but shall remain liable for any deficiency); or

                (2) in the event of Landlord's giving notice of termination of this Lease, an award for liquidated damages under this Lease in an amount which, at the time of such termination, is equal to the excess, if any, of the installments of fixed rent and the aggregate of all sums payable hereunder as additional rent (for such purpose considering the annual amount of such additional rent to equal the amount thereof payable for the twelve (12) months immediately preceding such termination, or the annualized portion of additional rent payable from the commencement date of this Lease to the date of such termination if this Lease then shall have been in effect for less than twelve
(12) months, reserved hereunder for the period which would otherwise have constituted the unexpired portion of the then current term of this Lease, plus the value of all other considerations to be paid or performed by Tenant during such period, over the fair rental value of the Premises, as of the date of such termination, for such unexpired portion of the then current term of this Lease; if the Premises, or any part thereof be relet by Landlord for the unexpired term of this Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting; prior to Tenant's full payment of any liquidated damages awarded to Landlord, Tenant shall continue to pay punctually to Landlord all fixed rent and additional rent to the same extent and at the same time as if this Lease had not been terminated and receive full credit for such payments against the award for liquidated damages.

If Landlord shall elect to re-enter and take possession without terminating this Lease, Landlord shall have the right at any time thereafter to terminate this Lease for such previous default, whereupon the provisions of this Section 10.02 with respect to termination will thereafter apply.

        SECTION 10.03. Landlord may sue for and collect any amounts which may be due pursuant to the provisions of Section 10.02 above from time to time as Landlord may elect, but no such suit shall bar or in any way prejudice the rights of Landlord to enforce the collection of amounts due at any time or time thereafter by a like or similar proceeding.

        SECTION 10.04. No remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other remedy herein, under any other agreement or document or of by law or in equity; rather, each shall be cumulative and shall be in addition to every other remedy given hereunder, under any other agreement or document now or hereafter existing at law or in equity or by statute. The receipt and acceptance by Landlord of rent with knowledge of the default by Tenant in any of Tenant's obligations under this Lease shall not be deemed a waiver by Landlord of such default. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

        SECTION 10.05. Should the rights and remedies granted to the Landlord hereunder be less than those permitted by the provisions of any State or Federal statute, rule of law or regulation applicable thereto, the rights and remedies offered to the Landlord hereunder shall be extended and conform with the rights and remedies granted thereby.

        SECTION 10.06. The Tenant, for the Tenant, and on behalf of any and all persons claiming through or under the Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease for the term hereby demised after being disposed or ejected therefrom by process of law or after the termination of this Lease as herein provided.

                                   ARTICLE XI

                                  LATE PAYMENT

        The Tenant agrees that as a material inducement to the Landlord to enter into this Lease, it will pay the rent and other charges as herein provided, promptly on the first day of each and every month or as otherwise in this Lease provided as to the additional rent and charges as herein provided. Without waiving any of Landlord's other remedies for failure to pay rent as in this Lease contained, the Tenant agrees that any rent not paid by the tenth (10th) day of any month shall require payment by Tenant of a late charge of five cents ($.05) for each dollar of rental payment required, which payment shall be made in such event by Tenant with the required payment of rent, if late, which payment in any event shall be made by Tenant upon demand if not otherwise theretofore paid.

Anything hereinabove contained to the contrary notwithstanding, it is expressly understood and agreed that any pattern of consecutive late payment of rent or other charges as required in this Lease shall be deemed a default pursuant to the terms and conditions of this Lease, for which the Landlord shall have such rights or remedies as in this Lease provided.

                                   ARTICLE XII

           LANDLORD'S RIGHT TO PERFORM; CUMULATIVE REMEDIES; WAIVERS;
                      ATTORNEY'S FEES; DEFAULT BY LANDLORD

        SECTION 12.01. If the Tenant shall fail to pay any taxes or make any other payment required to be made under this Lease or shall default in the performance of any other covenant, agreement, term, provision or condition herein contained, the Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account and at the expense of the Tenant, immediately and without notice in the case of emergency, or in any other case only provided the Tenant shall fail to make such payment or remedy such default with all reasonable dispatch after the Landlord shall have notified the Tenant in writing of such default. The Tenant shall reimburse the Landlord for all of the said payments made for the account of the Tenant, together with interest at the rate of eighteen (18%) percent per annum, (or the highest lawful rate, whichever is less) at the time for the payment of the monthly installment of rent next due, which amount shall be paid by the Tenant to Landlord, as additional rent, in addition to said monthly installment of rent.

        SECTION 12.02. The Landlord may restrain by injunction or otherwise any breach or threatened breach of any covenant, agreement, term, provision or condition herein contained, but the mention herein of any particular remedy shall not preclude the Landlord from any other remedy it might have, either in law or in equity. The failure of the Landlord to insist upon the strict performance of any one of the covenants, agreements, terms, provisions or conditions of this Lease or to exercise any right, remedy or election herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition, right, remedy or election, but the same shall continue to remain in full force and effect. Any right or remedy of the Landlord in this Lease specified or any other right or remedy that the Landlord may have at law, in equity or otherwise upon breach of any covenant, agreement, term, provision or condition in this Lease contained upon the part of the Tenant to be performed, shall be distinct, separate and cumulative rights or remedies and no one of them whether exercised by the Landlord or not, shall be deemed to be in exclusion of any other. No covenant, agreement, term, provision or condition of this Lease shall be deemed to have been waived by the Landlord unless such waiver be in writing, signed by the Landlord or the Landlord's agent duly authorized in writing. Receipt or acceptance of rent by the Landlord shall not be deemed to be a waiver of any default under the covenants, agreements, terms, provisions and conditions of this Lease, or of any right which the Landlord may be entitled to exercise under this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the rent stipulated in this Lease shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or payment, or any writing accompanying any check or payment of such rent, be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or purse any other remedy in this Lease provided. No receipt of money by the Landlord, from any receiver, trustee or custodian, debtor in possession, or any permitted subtenant, shall reinstate, continue or extend the term of this Lease or affect any notice theretofore given to the Tenant, or to any such receiver, trustee or custodian, debtor in possession, or any permitted subtenant, or operate as a waiver or estoppel of the right of the Landlord to recover possession of the Premises for any of the causes therein enumerated by any lawful remedy; and the failure of the Landlord to enforce any covenant or condition by reason of its breach by the Tenant shall not be deemed to void or affect the right of the Landlord to enforce the same covenant or condition on the occasion of any subsequent default or breach.

        SECTION 12.03. In the event of any default by the Tenant under this Lease, the Landlord shall be entitled in addition to any other rights and remedies hereunder, to the reimbursement by the Tenant of all costs and reasonable attorney's fees incurred by the Landlord in the exercise of its rights and remedies.

        SECTION 12.04. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

                                  ARTICLE XIII

                QUIET ENJOYMENT; TRANSFER OF LANDLORD'S INTEREST

        SECTION 13.01. The Landlord covenants that if and so long as the Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of the Tenant to be kept and performed, the Tenant shall quietly enjoy the Premises without hindrance or molestation by the Landlord, subject to the covenants, agreements, terms, provisions and conditions of this Lease.

        SECTION 13.02. It is expressly understood and agreed that the term "Landlord," as used in this Lease, means only the owner for the time being of the Premises, and in the event of the sale, assignment or transfer by such owner of its interest in all or part of the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing with respect to the portion of the Premises so transferred; but such covenants and obligations shall be binding upon each new owner for the time being of the Premises or any part thereof.

                                   ARTICLE XIV

                       LANDLORD'S RIGHT TO ENTER PREMISES

        The Landlord may enter upon the Premises, or any part thereof, for the purpose of ascertaining the condition of the Premises or whether the Tenant is observing and performing the obligations assumed by it under this Lease, or for exhibiting the same to prospective tenants and purchasers all without hindrance or molestation from the Tenant. Where the Tenant shall fail, after written notice, to make repairs or perform work required of the Tenant hereunder, the Landlord shall also have the right to enter upon the Premises for the purpose of making such repairs or performing such work, in which event the Tenant shall pay, as additional rent upon demand therefor, the cost of the Landlord of such repairs and/or such work. The above mentioned rights of entry shall be exercisable at reasonable times, at reasonable hours and on reasonable notice. Nothing contained herein, however, shall impose or imply any duty on the part of the Landlord to make any such repairs or perform any such work. Tenant shall permit the usual "To Let" or "For Sale" signs to be placed by Landlord on the Premises and to remain there without hinderance or molestation.

                                   ARTICLE XV

                       SURRENDER BY TENANT AT END OF TERM

        SECTION 15.01. Tenant will surrender possession of the Premises and remove all goods and chattels and other personal property in the possession of Tenant, by whomsoever owned, at the end of the term of this Lease, or at such other time as Landlord may be entitled to re-enter and take possession of the Premises pursuant to any provision of this Lease, and leave the Premises broom clean and free of occupants and in as good order and condition as they were at the beginning of the term, reasonable wear and tear excepted, together with all alterations, additions and improvements in, to or on the Premises made by Tenant as permitted under the Lease, subject to Landlord's right, under Section 4.08 of this Lease, to require the Tenant at its cost and expense to remove any alterations or improvements installed by the Tenant and not permitted or consented to by the Landlord pursuant to the terms and conditions of the Lease, so as to restore the Premises to the condition found at the inception of the Lease term, which covenant by Tenant shall survive the surrender and the delivery of the Premises as provided hereunder. For purposes of this Article XV, ordinary wear and tear is deemed not to include conditions created by the Tenant due specifically to its operation within the Premises, including but not limited to foreign substances emitted by its machinery and equipment or other conditions specifically produced by Tenant's operations and use of the Premises. In default of such surrender of possession and removal of goods and chattels at the time aforesaid, Tenant will pay to Landlord the rent reserved by the terms of this Lease for such period as Tenant either holds over possession of the Premises or allows its goods and chattels or other personal property in its possession at such time to remain in the Premises, and in addition thereto, statutory penalties and all other damages which Landlord shall suffer by reason of Tenant holding over in violation of the terms and provisions of this Lease, including all reasonable claims for damages made by any succeeding tenant or purchaser of the Premises against Landlord which may be founded upon delay by Landlord in giving possession of the Premises to such succeeding tenant or purchaser, so far as such damages are occasioned by the holding over of Tenant.

        SECTION 15.02. In the event Tenant fails to remove all goods and chattels and other personal property in possession of Tenant, by whomsoever owned, at the end of the term of this Lease, or at such other time as Landlord may be entitled to re-enter and take possession of the Premises pursuant to any provision of this Lease, Tenant hereby irrevocably makes, constitutes and appoints Landlord as the agent and attorney-in-fact of Tenant to remove all goods and chattels and other personal property, by whomsoever owned, from the Premises to a reasonably safe place of storage, such moving and storage to be at the sole cost and expense of Tenant, and Tenant covenants and agrees to reimburse and pay to Landlord all expenses which Landlord incurs for the removal and storage of all such goods and chattels. Alternatively, at the option of Landlord, Tenant shall be deemed to have abandoned such goods, chattels and other personal property and the same shall become the property of Landlord. The provisions of this Section 15.02 shall survive the termination of this Lease.

        SECTION 15.03. Upon any surrender of the Premises by Tenant, at the end of the term of this Lease or at such other time as Landlord may be entitled to re-enter and take possession of the Premises pursuant to any provision of this Lease, Tenant shall fully comply with ECRA, or any successor or similar statute, and the regulations then in effect thereunder, and complete any environmental and pollution cleanup plan required, and produce evidence thereof to the Landlord. No surrender shall be deemed to have occurred and the term of this Lease shall continue (or if such term has expired, the Tenant shall be deemed to be a hold-over tenant) until such time as Tenant has fully complied with ECRA, or any successor or similar statute, and the regulations then in effect thereunder, and all applicable clean-up plans, and provide evidence thereof, and Tenant will pay Landlord the rent reserved by the terms of this Lease until such compliance has occurred, and in addition thereto, statutory penalties and all other damages which Landlord shall suffer by reason of Tenant holding over in violation of the terms and provisions of this Lease, including all reasonable claims for damages made by any succeeding tenant or purchaser of the Premises against Landlord which may be founded upon delay by Landlord in giving possession of the Premises to such succeeding tenant or purchaser, so far as such damages are occasioned by the holding over of Tenant. The provisions of this Section 15.03 shall survive the termination of this Lease.

        SECTION 15.04. Neither acceptance of the keys nor any other act or thing done by Landlord or any agent or employee of Landlord shall be deemed an acceptance of the surrender of the Premises unless Landlord shall execute a written release of Tenant. Tenant's liability hereunder shall not be terminated by the execution by Landlord of a new lease of the Premises.

                                   ARTICLE XVI

                                SECURITY DEPOSIT

        The Tenant has this day deposited with the Landlord the sum of FORTY-EIGHT THOUSAND ($48,000) DOLLARS as security for the payment of the rent hereunder and the full and faithful performance by the Tenant of the covenants and conditions on the part of the Tenant to be performed. Said sum shall be returned to the Tenant, without interest, after the expiration of the term hereof, provided that the Tenant has fully and faithfully performed all such covenants and conditions (including but not limited to ECRA, or any successor or similar statute, and the regulations then issued thereunder, and any required environmental or pollution clean-up plans) and is not in arrears in rent. During the term hereof, the Landlord may, if the Landlord so elects, have recourse to such security, to make good any default by the Tenant, in which event the Tenant shall, on demand, promptly restore said security to its original amount. It is expressly understood and agreed that the Landlord shall have the right to co-mingle the security deposit with its general funds and said security shall not be required to be segregated. The Landlord shall assign or transfer said security, for the benefit of the Tenant, to any subsequent owner or holder of the reversion or title to the Premises, in which case the assignee shall become liable for the repayment thereof as herein provided, and the assignor shall be deemed to be released by the Tenant from all liability to return such security. This provision shall be applicable to every alienation or change in title and shall in no way be deemed to permit the Landlord to retain the security after termination of the Landlord's ownership of the reversion or title. The Tenant shall not mortgage, encumber or assign said security without the written consent of the Landlord.

                                  ARTICLE XVII

                                  SUBORDINATION

        SECTION 17.01. This Lease shall be subject and subordinate at all times to the lien of any mortgages or ground rents or other encumbrances now or hereafter placed on the Premises without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination, but Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or ground rent or other encumbrances as shall be desired by a mortgagee or proposed mortgagee or by any person. Tenant hereby irrevocably appoints Landlord the attorney-in-fact of the Tenant to execute and deliver any such instrument or instruments for and in the name of Tenant.

        SECTION 17.02. The foregoing provisions of this Article XVII shall be effective only in the event that any such mortgagee or holder of other encumbrance provides, or the holder thereof agrees with Tenant, as follows:

        (a) That this Lease is and shall be subject and subordinate to the mortgage insofar as it affects the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal sum secured thereby and interest thereon.

        (b) That in the event it should become necessary to foreclose the mortgage, the mortgagee thereunder will not join the tenant in summary or foreclosure proceedings so long as the Tenant is not in default under any of the terms, covenants, or conditions of this Lease.

        (c) That in the event the mortgagee shall, in accordance with the foregoing, succeed to the interest of the Landlord under this Lease, the mortgagee agrees to be bound to the Tenant under all of the terms, covenants and conditions of this Lease, and the Tenant agrees, from and after such event, to attorn to the mortgagee and/or purchaser at any foreclosure sale of the Premises, all rights and obligations under this Lease to continue as though the interest of Landlord had not terminated or such foreclosure proceedings had not been brought, and the Tenant shall have the same remedies against the mortgagee for the breach of an agreement contained in this Lease that the Tenant might have had under this Lease against the Landlord if the mortgagee had not succeeded to the interest of the Landlord; provided, however, that the mortgagee shall not be

                (i)     liable for any act or omission of any prior Landlord; or

                (ii) subject to any offsets or defenses which the Tenant may have against the Landlord; or

                (iii) bound by any rent or additional rent which the Tenant might have paid for more than the current month to any prior Landlord; or

                (iv) bound by any amendment or modification of this Lease made after the date of the mortgage, without its consent; or

                (v) obligated for the return of any security not otherwise in the possession of the mortgagee.

                                  ARTICLE XVIII

                                  CERTIFICATES

        SECTION 18.01. Landlord and Tenant shall, at any time and from time to time, within ten (10) business days following notice by the other party, execute, acknowledge and deliver to the other party which gave such notice, a statement in writing certifying that this Lease is unmodified and in full force and effect, or if there shall have been any modifications stating the same, and the date to which all rent has been paid in advance hereunder, and whether or not, to the best knowledge of the signer of such certificate, the other party is in default hereunder, and, if so, specifying such default; it being intended that any such statement delivered pursuant to this Article may be relied upon as to the facts contained therein.

        SECTION 18.02. Tenant's failure to deliver the statement referred to in
Section 18.01 within such time shall be conclusive upon Tenant (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are no uncured defaults in Landlord's performance, and (c) that not more than one (1) month's rent has been paid in advance, or such failure may be considered by Landlord as a default by Tenant under this Lease.

                                   ARTICLE XIX

                         WAIVER OF LANDLORD'S LIABILITY

        Notwithstanding any provision to the contrary, Tenant shall look solely to the equity of Landlord in and to the portion of the Premises then owned by Landlord or, if there shall be any ground or underlying lease, the equity of Landlord in and to the leasehold interest of Landlord under such ground or underlying lease, in the event of a breach or default by Landlord pursuant to the provisions of this Lease, and Tenant agrees that the liability of Landlord under this Lease shall not exceed the value of such equity of Landlord in the Premises or in said leasehold interest, as the case may be. No other properties or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) arising out of, or in connection with, this Lease; and if Tenant shall acquire a lien on any such other properties or assets by judgment or otherwise, Tenant shall promptly release such lien on such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord's attorneys.

                                   ARTICLE XX

                                     BROKER

        The parties hereto acknowledge that no broker was utilized in connection with this Lease. Tenant and Landlord mutually agree to indemnify and hold each other harmless from and against any claim by any broker with whom he has dealt for any commission, finder's fee or other compensation in connection with this Lease.

                                   ARTICLE XXI

                               WAIVER OF DISTRAINT

        Landlord hereby expressly waives any and all rights granted by or under any present or future laws to distrain for rent upon the goods, fixtures, furniture and equipment of Tenant in the Premises, and Landlord waives any right it may have to assert similar liens which may now or hereafter be granted to it for rent.

                                  ARTICLE XXII

                         COVENANT OF FURTHER ASSURANCES

        SECTION 22.01. If, in connection with obtaining financing for the improvements on the Premises, an institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not in Tenant's reasonable judgment increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Premises.

        SECTION 22.02. As a condition of this Lease, Tenant agrees to deliver to Landlord a satisfactory certified current financial statement and balance sheet on which Landlord may rely as to the present financial status of Tenant, to be utilized by Landlord in connection with Landlord's financial requirements. Tenant, upon Landlord's request, shall provide annual financial statements during the term of this Lease and any renewals thereof.

        SECTION 22.03. Tenant agrees that if requested by Landlord at any time during the term of this Lease, it will execute, deliver and acknowledge any forms, affidavits or other documents required in order for Landlord br Tenant to comply with ECRA or any successor or similar statute, or the regulations now or hereafter issued thereunder, and complete any environmental or pollution clean-up plan required in connection therewith.

                                  ARTICLE XXIII

                              RULES AND REGULATIONS

        Landlord shall have the right to promulgate reasonable rules and regulations applicable to all tenants at the Premises from time to time, which rules and regulations shall be deemed covenants of this Lease to be undertaken by Tenant.

                                  ARTICLE XXIV

                               MEMORANDUM OF LEASE

        It is understood between the parties hereto that this Lease will not be recorded, but Landlord agrees, at Tenant's written request to execute and acknowledge a Memorandum of Lease, describing the Premises, giving the term of this Lease, and referring to this Lease, and making particular mention of the special clauses herein contained, which Memorandum of Lease will be recorded in accordance with the laws governing and regulating the recording of such documents in the State of New Jersey. It is understood that such Memorandum of Lease is for the purpose of recording only and is not intended and shall not in any way modify, amend, supersede or otherwise affect this Lease.

                                   ARTICLE XXV

                                     NOTICES

        All notices, demands, requests or other communications which may be or are required to be given, served or sent by either party to the other shall be in writing and shall be deemed to have been given properly if hand-delivered or mailed by registered or certified mail, return receipt requested, to the addresses of the parties heretofore set forth or to such address as a party shall notify the other in like manner.

                                  ARTICLE XXVI

                                  FORCE MAJEURE

        Except for the obligation of the Tenant to pay rent and other charges as in this Lease provided, the period of time during which the Landlord or Tenant is prevented from performing any act required to be performed under this Lease by reason of fire, catastrophe, strikes, lockouts, civil commotion, acts of God or the public enemy, government prohibitions or preemptions, embargoes, inability to obtain material or labor by reason of governmental regulations or prohibitions, the act or default of the other party, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, shall be added to the time for performance of such act.

                                         ARTICLE XXVII

                                   COVENANTS AND CONDITIONS

        All of the terms and provisions of this Lease shall be deemed and construed to be "covenants" and "conditions" to be performed by the respective parties as though words specifically expressing or importing covenants and conditions were used in each separate term and provision hereof.

                                        ARTICLE XXVIII

                                    WAIVER OF TRIAL BY JURY

        Landlord and Tenant hereby mutually waive their rights to trial by jury in any action, proceeding or counter claim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, Tenant's use or occupancy of the Premises, and any claim of injury or damage.

                                  ARTICLE XXIX

                                ENTIRE AGREEMENT

        This Lease contains the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties.

                                   ARTICLE XXX

                                ARTICLE HEADINGS

        The article headings in this Lease Agreement are for convenience of reference only and shall not be deemed to define, limit, or describe the scope and intent of this Agreement, or alter or affect any provisions.

                                  ARTICLE XXXI

                                COVENANTS BINDING

        The covenants, agreements, terms, provisions and conditions of this Lease shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the Landlord and, except as otherwise provided herein, the heirs, legal representatives, successors and assigns of the Tenant.

                                  ARTICLE XXXII

                                      SITUS

        This Lease shall be interpreted and construed in accordance with, and the rights of the parties hereto shall be determined by, the Laws of the State of New Jersey.

        IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, or caused these presents to be signed by their proper corporate officers and their proper corporate seal to be hereto affixed, the day and year first above written.

WITNESS:                                    MOUNTAIN BOULEVARD ASSOCIATES III

                                            By: /s/ ANTHONY SARTOR
                                                Anthony Sartor, Partner


ATTEST:                                     PAULUS, SOKOLOWSKI & SARTOR, INC.

                                            By: /s/ WILLIAM PAULUS, JR.
                                                William Paulus, Jr., President

STATE OF NEW JERSEY          )
                             SS.
COUNTY OF SOMERSET           )

        BE IT REMEMBERED, that on this 10th day of December, 1986, before me, the subscriber, personally appeared Anthony Sartor who, being by me duly swore on his oath, deposes and makes proof to my satisfaction, that he is the Secretary of PAULUS, SOKOLOWSKI & SARTOR, INC., the Corporation named in the within Instrument, that WILLIAM PAULUS, JR. is the President of said Corporation; that the execution, as well as the making of this Instrument, has been duly authorized by a proper resolution of the Board of Directors of the said Corporation; that deponent well knows the corporate seal and was thereto affixed and said Instrument signed and delivered by said President as and for the voluntary act and deed of said Corporation, in presence of deponent, who thereupon subscribed his name thereto as attesting witness.

Sworn to and subscribed before me, the date aforesaid.

/s/ LORRAINE E. COLEMAN

STATE OF NEW JERSEY          )
                             SS.
COUNTY OF SOMERSET           )

        BE IT REMEMBERED, that on this 10th day of December, 1986, before me, the subscriber, personally appeared Anthony Sartor, a partner of MOUNTAIN BOULEVARD ASSOCIATES, III, a New Jersey partnership, who, I am satisfied, is the person named in and who executed the within Instrument, and thereupon he acknowledged that he signed and delivered the same as the act and deed of said partnership, for the uses and purposes therein expressed.

                                       /s/ LORRAINE E. COLEMAN

                               LEASE MODIFICATION

        This Lease Modification is dated as of December 31, 1995 between MOUNTAIN BOULEVARD ASSOCIATES III, a partnership, having its principal place of business at 67A Mountain Boulevard Extension, Warren, New Jersey 07059 (hereinafter called "Lessor") and PAULUS SOKOLOWSKI & SARTOR, INC., a New Jersey corporation, having its principal place of business at 67A Mountain Boulevard Extension, Warren, New Jersey 07059 (hereinafter called "Lessee").

        WHEREAS, Lessor and Lessee entered into a lease dated December 29, 1986 (the "Lease") for certain premises located in the building known and designated as 67B Mountain Boulevard Extension, Warren, New Jersey 07059 (the "Leased Premises"); and

        WHEREAS, Lessor and Lessee desire to modify the terms of the Lease as provided for herein.

        NOW, THEREFORE, in consideration of the mutual promises contained herein, Lessor and Lessee agree as follows:

        1.     RENT.

                A. Commencing as of January 1, 1996 through and including

December 31, 1996, the base rent for the Leased Premises shall be $603,900.00 per year ("Annual Minimum Rent"), payable in equal monthly installments of $50,325.00 per month.

                B. Commencing as of January 1, 1997 through the end of the term, the annual base rent for the Leased Premises shall be the greater of the annual base rent for the immediate preceding twelve (12) months or the adjusted amount as calculated in subparagraph (c) below. In no event, however, shall there be a decrease in the annual base rent as established for the immediate preceding twelve (12) months.

               C. The adjusted Annual Minimum Rent shall be determined by applying fluctuations in the Consumer Price Index to the Annual Minimum Rent as follows:

                        (i) The Consumer Price Index for purposes of this Lease shall be the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York - Northeastern New Jersey Area, Housing Component (1982-84=100). If the Consumer Price Index ceases to be published by the United States Department of Labor, Bureau of Statistics, then the calculation shall be based on the closest successor index identified by the United States Department of Labor. If no such successor exists, the calculation shall be based on an index that is mutually agreed between Landlord and Tenant.

                      (ii) The Base Date shall be January, 1996. (iii) The Adjusted Annual Minimum Rent shall be determined by multiplying the Annual Minimum Rent by a fraction, the numerator of which shall be the Consumer Price Index for the month of January, 1997 and each January of every lease year thereafter, and the denominator of which shall be the Consumer Price Index for the Base Date. The resulting sum, if greater than the annual base rent for the immediate preceding twelve (12) months, shall be the Adjusted Annual Minimum Rent for the next succeeding year payable in twelve (12) equal monthly installments, commencing in January of that applicable year which follows the period for which the most recent changes in the Consumer Price Index have been calculated.

                      (iv) Since the rent payment for at least the first month after each rent adjustment, will have been paid prior to the determination of the applicable rent increase for those years, any increase from months already elapsed and subject to determination by application of the formula shall then be added to the next monthly rent payment due and payable, upon determination of the required monthly rental to be paid for such applicable period.

                      (v) If the base year (1982-84=100) hereinabove referred to with respect to the Index shall be changed after the execution of this Lease Modification, appropriate adjustments based on such new Index shall be made so as to have a proper application of the cost of living formula.

        2. UTILITIES. Lessee shall pay the cost of all potable water, sanitary sewage, natural gas and electric utility charges to the Leased Premises during the term of the Lease.

        3. TAXES. The term "Base Tax Year" shall mean the calendar year 1996. From the period between January 1, 1997 through and including the end of the term hereof, Lessee shall pay to Lessor the amount by which (i) the annual real estate taxes which are levied or assessed against the premises at 67A Mountain Boulevard Extension during said period exceed (ii) the real estate taxes levied or assessed against said premises for the Base Tax Year. Any amount due to Lessor under the provisions of this paragraph 3 shall be paid upon rendition of a bill therefor, and Lessor shall, at the time of the rendition of such bill, submit to Lessee the bill received from the taxing authorities or a photostat thereof. Lessee shall also pay and discharge all assessments against the premises at 67A Mountain Boulevard Extension during said period.

       4. Except as modified and provided herein, all terms and conditions of the Lease and any existing amendments or extensions thereto, shall remain in full force and effect and shall be binding upon the parties.

        5. This Lease Modification shall be binding upon Lessor and Lessee and their respective heirs, successors, executors, administrators and assigns.

        IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hands and seals as of the date first set forth above.

                                              LESSOR:

WITNESS:                                      MOUNTAIN BOULEVARD ASSOCIATES III

/s/ DOROTHY H. SNYDER                     By: /s/ PHILIP A. FALCONE
                                              Philip A. Falcone, General Partner

                                          By: /s/ DAVID ANTES
                                              David Antes, General Partner

                                           By: /s/ LOIS PAULUS
                                               Lois Paulus, General Partner

                                           By: /s/ ANTHONY SARTOR
                                               Anthony Sartor, General Partner


                                            LESSEE:

ATTEST:                                     PAULUS, SOKOLOWSKI & SARTOR, INC.

/s/ DOROTHY H. SNYDER                       By: /s/ WILLIAM PAULUS, JR.
                                                William Paulus, Jr., President

                     SECOND MODIFICATION TO LEASE AGREEMENT

        This Second Modification to Lease Agreement (the "AMENDMENT") is made and entered into by and between MOUNTAIN BOULEVARD ASSOCIATES III, a ____________________ partnership ("LESSOR"), and PAULUS, SOKOLOWSKI & SARTOR, INC., a New Jersey corporation ("LESSEE").

        WHEREAS, Lessor and Lessee entered into that certain Lease Agreement (the "LEASE") with an effective date of December 29, 1986, for the lease of certain office space located at 67B Mountain Boulevard Extension, Warren, New Jersey (the "LEASED PREMISES"), more particularly described in the Lease; and

        WHEREAS, Lessor and Lessee entered into that certain Lease Modification (the "FIRST AMENDMENT") dated effective December 31, 1995, which First Amendment adjusted certain rental terms (hereinafter the term "LEASE" shall mean the Lease as amended by the First Amendment); and

        WHEREAS, Lessor and Lessee desire to further amend the Lease as herein provided.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby amend the Lease as follows:

        1. LEASE TERM. The term of the Lease is hereby amended to terminate ten years after the date hereof.

        2. NO OTHER MODIFICATIONS. Except as expressly amended and modified hereby, all of the covenants and conditions of the Lease as amended by this Amendment are ratified and confirmed by Lessor and Lessee.

        3. DEFINED TERMS. All terms, definitions and dates contained in the Lease shall have the same meaning and application in this Amendment except to the extent there is a conflict, in which event, the terms of this Amendment shall control.

        4. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        EXECUTED effective the ____ day of __________, 1998.

                                          LESSOR:

                                          MOUNTAIN BOULEVARD ASSOCIATES III

                                          By:
                                              Philip A. Falcone, General Partner



                                          By:
                                               David Antes, General Partner



                                          By:
                                               Lois Paulus, General Partner



                                          By:
                                                Anthony Sartor, General Partner


                                          LESSEE:

                                          PAULUS, SOKOLOWSKI & SARTOR, INC.


                                           By:
                                                 William Paulus, Jr., President

                                             -2-